Exhibit 99.1

One Corporate Center                                                                                             GAMCO Investors, Inc.
Rye, NY 10580-1422
Fax (914) 921-5392
www.gabelli.com

For Immediate Release:	Contact:	Robert S. Zuccaro
Executive Vice President and Chief Financial Officer
(914) 921-5088

For further information please visit
www.gabelli.com

GAMCO Investors, Inc. Reports Second Quarter Results
Earnings lower at $0.57 per fully diluted share versus $0.77 per fully diluted share
Operating Margin up to 37.5% from 35.8%
Investment Partnership Assets up $187 Million or about 32% in the Quarter

Rye, New York, August 7, 2012 – GAMCO Investors, Inc. (GAMCO) (NYSE: GBL) today announced second quarter 2012 earnings of $15.1 million or $0.57 per fully diluted share versus $20.6 million or $0.77 per fully diluted share in the second quarter 2011.

Revenues were $81.0 million in the second quarter of 2012, down $4.1 million, or 4.8%, from $85.1 million in the prior year quarter.  Included in revenues were incentive fees of $1.1 million for the second quarter of 2012, down from the $3.3 million included in the second quarter of 2011.  Operating income before management fee was $33.0 million, a 3.3% decrease from the record $34.1 million in the prior year period as operating margin before management fee expands to 40.7% from 40.1%.

For the six months ended June 30, 2012, earnings were $38.9 million or $1.47 per fully diluted share versus $38.3 million or $1.42 per fully diluted share in 2011.  Included in the first half of 2011 was $5.6 million, or $0.12 per diluted share, of one-time costs directly related to the launch of a new closed-end fund.

Financial Highlights	Second Quarter			Year-to-date
($'s in 000's except AUM and per share data)	2012	2011	% Δ	2012	2011	% Δ

AUM (in millions)	$35,662	$36,137	(1.3%)	$35,662	$36,137	(1.3%)
Revenues	81,024	85,081	(4.8)	162,773	161,986	0.5
Operating income:
before management fee	32,982	34,123	(3.3)	64,178	57,996	10.7
after management fee	30,367	30,497	(0.4)	57,379	51,257	11.9
Operating margin:
before management fee	40.7%	40.1%		39.4%	35.8%
after management fee	37.5%	35.8%		35.3%	31.6%
Other income/(expense), net	(6,818)	2,127	n/m	3,892	9,936	n/m
Net income attributable to GAMCO	15,105	20,647	(26.8)	38,941	38,290	1.7
Net income attributable to GAMCO per share	$0.57	$0.77	(26.0%)	$1.47	$1.42	3.5%
Shares outstanding at June 30	26,631	26,790		26,631	26,790

Shareholders’ book value was $426.7 million or $16.02 per share at June 30, 2012.  We ended the quarter with cash and investments of approximately $735.8 million and $265.6 million (face value of $285.3 million) of debt.  On July 9, 2012, $55.8 million of our own liquidity was used to repurchase $64.1 million aggregate principal of the 0% Subordinated Debentures due 2015.

Assets under Management

AUM were $35.7 billion as of June 30, 2012, a decrease of 1.3% from AUM of $36.1 billion at June 30, 2011 and down 2.8% from the March 31, 2012 AUM of $36.7 billion.  During the second quarter of 2012, we had net cash flows of $111 million versus net cash flows of $355 million in the first quarter of 2012 and $786 million in the second quarter of 2011.  Highlights are as follows:

-
Our open-end equity funds’ AUM were $12.5 billion on June 30, 2012, 3.2% below the $12.9 billion on June 30, 2011 and 3.8% lower than the $13.0 billion on March 31, 2012.  Net outflows for our open-end equity funds were $194 million during the second quarter of 2012 versus net outflows of $135 million for the first quarter of 2012 and net inflows of $559 million during the second quarter of 2011.

-
Our closed-end funds had AUM of $5.9 billion on June 30, 2012, 6.4% lower than the $6.3 billion on June 30, 2011 and 3.4% lower than the $6.1 billion on March 31, 2012.  Net additions to AUM from at-the-market offerings added $105 million in the second quarter of 2012, while distributions from all closed-end funds, net of reinvestments, reduced AUM by $109 million.

-
Our institutional and private wealth management business ended the quarter with $14.5 billion in AUM, declining 1.4% from $14.7 billion on June 30, 2011 and 3.3% below the March 31, 2012 level of $15.0 billion.  Net cash flows, which encompass new and closed accounts as well as additional investments or withdrawals from existing accounts, totaled $28 million in the second quarter of 2012.

-
Our investment partnerships’ AUM increased $172 million to $781 million on June 30, 2012 from $609 million on June 30, 2011 and $594 million on March 31, 2012.  Net cash inflows in the second quarter of 2012 were $192 million.

-
The GAMCO International SICAV, our Luxembourg based UCITS fund which has two sub-funds, the GAMCO Strategic Value and the GAMCO Merger Arbitrage, totaled $126 million in AUM at June 30, 2012, with $9 million in net cash inflows offset slightly by $1 million in market depreciation, and is up 6.8% from $118 million at March 31, 2012.

-
AUM in The Gabelli U.S. Treasury Money Market Fund (“GUSTO”), our 100% U.S. Treasury money market fund, were $1.9 billion at June 30, 2012, increasing 15.2% from the $1.6 billion at June 30, 2011 and unchanged from the $1.9 billion at March 31, 2012.

-
In addition to management fees, we earn incentive fees for certain institutional client assets, assets attributable to preferred issues for our closed-end funds, our GDL Fund (NYSE: GDL) and investment partnership assets.  As of June 30, 2012, assets with incentive based fees were $3.9 billion, 2.6% higher than the $3.8 billion on June 30, 2011 and 5.4% above the $3.7 billion on March 31, 2012.  The majority of these assets have calendar year-end measurement periods; therefore, our incentive fees are primarily recognized in the fourth quarter when the uncertainty is removed at the end of the annual measurement period.

For the Second quarter

Revenues

Investment advisory and incentive fees for the second quarter ended June 30, 2012 were $67.2 million, a decline of 2.9% from the $69.3 million reported in the 2011 period:

-
Open-end fund revenues were $30.6 million versus $30.8 million in the second quarter 2011, a decrease of 0.6%.  Average AUM for open-end equity funds fell 0.6% from the prior year quarter whereas average AUM for all open-end funds were 2.1% higher at $14.4 billion in the 2012 quarter versus $14.1 billion in the prior year quarter due to a 15.2% increase in the Gabelli U.S. Treasury money market fund.

-
Our closed-end fund revenues declined 7.9% to $11.7 million from $12.7 million in the second quarter 2011.  Average closed-end fund AUM, excluding certain closed-end fund preferred share assets that generate annual performance based fees, fell 7.9% from the prior year quarter.

-
Institutional and private wealth management account revenues, excluding incentive fees, which are generally based upon beginning of quarter AUM, increased 3.7% to $22.3 million in the second quarter 2012 from $21.5 million in second quarter 2011.  During the second quarter 2012, we earned $1.1 million in incentive fees, a decrease of $2.2 million from the $3.3 million recognized in the second quarter 2011.

-	Investment partnership gross fee income for the second quarter 2012 was $1.5 million, an increase of 50.0% from $1.0 million in the second quarter 2011.

Revenues from the distribution of our open-end funds and other income were $11.0 million for the second quarter 2012, a decrease of $0.6 million or 5.0% from the prior year quarter of $11.6 million, which was largely the result of lower average AUM in open-end equity funds.

Our institutional research services generated revenues of $2.8 million in the second quarter 2012, versus $4.2 million in the second quarter 2011 traceable both to lower trading volume and revenue per trade.

Operating Income and Margin

Operating income, which is net of management fee expense, decreased $0.1 million, or 0.4%, to $30.4 million in the 2012 second quarter versus $30.5 million in the prior year period.  The year over year decrease in operating income primarily results from lower revenues partially offset by lower compensation and non-compensation expenses.  Operating income before management fee was $33.0 million in the second quarter 2012, versus $34.1 million in the second quarter 2011.  For the second quarter 2012, the operating margin before management fee was 40.7% versus 40.1% in the second quarter of 2011.  After management fee the operating margin was 37.5% in the 2012 second quarter versus 35.8% in the prior year period.  The quarter comparison benefited from a combination of reimbursements received in the 2012 period for previously incurred legal expenses and one-time accruals for client service matters in 2011 totaling $1.7 million.  Management believes evaluating operating income before management fee is an important measure in analyzing the Company’s operating results.  Further information regarding Non-GAAP measures is included in Notes on Non-GAAP Financial Measures and Table VII included elsewhere herein.

Other Income / (Expense)

Other income/(expense), net, was an expense of $6.8 million ($0.14 per diluted share net of management fee and tax expense) in the second quarter of 2012 versus income of $2.1 million ($0.04 per diluted share, net of management fee and tax expense) in the second quarter of 2011.  Mark to market losses, largely unrealized, from investments in our mutual funds as well as from proprietary capital in our alternative products and proprietary accounts were $2.4 million versus gains of $5.5 million, largely unrealized, in the 2011 second quarter.  Interest expense was $4.4 million in the 2012 second quarter, $1.0 million higher than the prior year quarter due to an increase in total debt outstanding.

Income Taxes

The effective tax rate for the quarter ended June 30, 2012 was 36.9% compared to the 2011 quarter effective tax rate of 36.6% and full year 2011 effective tax rate of 36.9%.

For the Six Months

Revenues

Investment advisory and incentive fees for the second quarter ended June 30, 2012 were $135.0 million, an increase of 2.1% from the $132.2 million reported in the 2011 period:

-
Open-end fund revenues were $62.1 million versus $59.2 million in the first half of 2011, an increase of 4.9%.  Average AUM for open-end equity funds rose 4.3% from the prior year six months.  Average AUM for all open-end funds were 6.6% higher at $14.6 billion in the 2012 period versus $13.7 billion in the prior year six months.

-
Our closed-end fund revenues declined 1.6% to $24.0 million from $24.4 million in the six months ended June 30, 2011.  Average closed-end fund AUM, excluding certain closed-end fund preferred share assets that generate annual performance based fees, fell 2.0% from the prior year period.  The asset decline resulted from the distributions, net of reinvestments of $217 million, offset by positive market performance and by $147 million of inflows from at-the-market offerings of the GAMCO Global Gold, Natural Resources & Income Trust by Gabelli (NYSE: GGN).

-
Institutional and private wealth management account revenues, excluding incentive fees, which are generally based upon beginning of quarter AUM, increased 3.2% to $42.5 million in the first half of 2012 from $41.2 million in the first half of 2011.  During the first half of 2012, we earned $3.6 million in incentive fees, a decrease of $1.9 million from $5.5 million earned in the first half of 2011.

-	Investment partnership revenues for the six months ended June 30, 2012 were $2.7 million, an increase of 42.1% from $1.9 million in the prior year period.

Revenues from the distribution of our open-end funds and other income were $22.6 million for the six months ended June 30, 2012, an increase of $0.7 million or 3.2% from the prior year period of $21.9 million and were largely driven by higher average AUM in open-end equity funds.

Our institutional research services generated revenues of $5.2 million in the first half of 2012, versus $7.9 million in the prior year period principally due to lower trading volume and a decline in average commission rates.

Operating Income and Margin

Operating income, which is net of management fee expense, increased $6.1 million, or 11.9%, to $57.4 million in the 2012 first half versus $51.3 million in the prior year period.  The year over year increase in operating income primarily results from $5.6 million, or $0.12 per diluted share, of one-time costs directly related to the launch of a new closed-end fund during the first half of 2011 as well as a reduction in non-compensation operating expenses and a decrease in mutual fund distribution costs.  Operating margin was 35.3% in the 2012 first half versus 31.6% in the prior year period (34.7% excluding the one-time costs previously discussed).  Operating income before management fee was $64.2 million in the six months ended June 30, 2012, versus $58.0 million in 2011.  For the first half of 2012, the operating margin before management fee was 39.4% versus 35.8% in the first half of 2011 (39.2% excluding the one-time costs previously discussed).  Management believes evaluating operating income before management fee is an important measure in analyzing the Company’s operating results.  Further information regarding Non-GAAP measures is included in Notes on Non-GAAP Financial Measures and Table VII included elsewhere herein.

Other Income / (Expense)

Other income/(expense), net, was $3.9 million or $0.08 per diluted share net of management fee and tax expense in the first half of 2012 versus $9.9 million or $0.17 per diluted share, net of management fee and tax expense in the first half of 2011.  Interest expense was $8.8 million in the 2012 period, $2.5 million higher than the prior year period due to an increase in total debt outstanding.

Income Taxes

The effective tax rate for the six months ended June 30, 2012 was 36.6% compared to the 2011 period effective tax rate of 36.3% and full year 2011 effective tax rate of 36.9%.

Business and Investment Highlights

-
On May 21, 2012, GAMCO commenced a tender offer (the “Offer”) to purchase up to $50 million in aggregate principal amount (“face value”) of its 0% Subordinated Debentures due 2015 (“Debentures”).  $64.1 million of the $86.3 million face value outstanding was purchased at $870 per $1,000 principal amount, for a total outlay of $55.8 million.

-
In the May 28, 2012 issue of Pensions & Investments (“P & I”) Report on the Largest Money Managers-Worldwide Institutional Assets Under Management GAMCO was ranked #182 for the year ended December 31, 2011 and #185 for the year ended December 31, 2010.

-	GAMCO Asset Management was selected as one of eight subadvisers in the newly launched Neuberger Berman Absolute Return Multi-Manager Fund. GAMCO was selected for its merger arbitrage strategy.

-	During the second quarter of 2012, Gabelli & Company, Inc. hosted its 6th annual Omaha research trip in conjunction with the Berkshire Hathaway Annual Meeting.

-
Several members of Gabelli & Company, Inc.’s institutional research team were recognized by the Wall Street Journal “Best on the Street” survey, including Damian Witkowski (for the second consecutive year), for his coverage of beverages, Brett Harriss for the entertainment industry and Hendi Susanto for technology.

-
The Financial Times also recognized the outstanding stock performance of recommendations by Gabelli & Company, Inc. analysts James Foung in the aerospace  and pump, valve & motor industries, Amit Kapoor in gaming and lodging and Damian Witkowski for his coverage of beverages.

-
Gabelli Securities, Inc., the advisor to our investment partnerships group received funding for a separate account mandate by a large corporate plan sponsor in our merger arbitrage strategy significantly increasing investment partnership AUMs.

-
Available on the “In the News” and “On the Air” segments of our website are recent interviews with Portfolio Managers including Mario Gabelli, Barbara Marcin, Howard Ward and Caesar Bryan among others as they address world markets, industries and specific stocks.  Also available is Howard Ward’s “Top Ten Reasons to Own Stocks” (also available in six languages in our 2011 Annual Report).  Complete articles and interviews are on the Gabelli website at www.gabelli.com/inthenews.html.

Other Financial Highlights

Statement of Financial Condition

We ended the quarter with approximately $735.8 million in cash and investments versus $746.2 million at March 31, 2012 and $722.7 million at June 30, 2011.  This included approximately $94.4 million in available for sale securities at June 30, 2012 of which $59.6 million was in Company sponsored registered investment companies.

Subsequent to the end of the quarter we completed the purchase of $64.1 million face value of Debentures (accreted value of $49.5 million) for a total cash consideration of $55.8 million.

We expect to record a loss on extinguishment of debt, net of management fees and tax benefit, of approximately $2.1 million or $0.08 per fully diluted share in the third quarter of 2012 and a reduction in outstanding debt of $49.5 million.  Interest expense is expected to be reduced by $1.8 million from $9.0 million in the second half of 2012 to $7.2 million.  Interest expense is expected to be reduced annually by $4.0 million in 2013, $4.3 million in 2014 and $4.6 million in 2015.

With the renewal of our universal shelf registration in May 2012, we continue to have the flexibility of issuing any combination of senior and subordinated debt securities, convertible debt securities and common and preferred securities of up to a total amount of $500 million.

Shareholders’ book value was $426.7 million or $16.02 per share on June 30, 2012 compared to $404.0 million or $15.10 per share on December 31, 2011 and $405.1 million or $15.12 per share on June 30, 2011.

Shareholder Compensation

Dividends

On May 1, 2012 GAMCO’s Board of Directors approved a special dividend of $0.25 per share to all of its Class A and Class B shareholders in addition to its quarterly dividend of $0.04 per share.

During 2012, we paid $8.8 million, or $0.33 per share, in dividends, and since our IPO, we have paid cumulative dividends of $352.8 million, or $13.75 per share.

GAMCO announced on August 7, 2012 that its Board of Directors increased its quarterly dividend by 25% to $0.05 per share to all of its Class A and Class B shareholders in addition to declaring a special dividend of $0.25 per share payable on September 25, 2012 to its Class A and Class B shareholders of record on September 11, 2012.

Share Repurchase

Through June 30, 2012, we repurchased 228,102 shares at an average price of $44.34 per share for an investment of $10.1 million.  Since our IPO, we have repurchased a total of 7.6 million shares at an average price of $40.74 per share for an investment of $308.5 million.  There currently remain 345,265 shares available to be repurchased under our existing buyback plan.

Since our NYSE IPO of six million shares of GBL at a price of $17.50 per share in 1999, we have returned $661 million to our shareholders through dividends and stock repurchases.

Fully diluted shares outstanding for the second quarter 2012 were 26.4 million, 1.1% lower than 26.7 million in the second quarter 2011.  Diluted shares outstanding were lower in the second quarter 2012 due to shares purchased under our Stock Repurchase Program.

At June 30, 2012, we had 373,500 RSAs outstanding.

NOTES ON NON-GAAP FINANCIAL MEASURES

A.      Stockholders’ book value per share:

(in millions, except per share data)	6/30/2012	12/31/2011	6/30/2011
Stockholders' book value	$426.66	$403.97	$405.13
Shares outstanding	26.63	26.75	26.79
Stockholders' book value per share	$16.02	$15.10	$15.12

B.
Operating income before management fee expense is used by management to evaluate its business operations.  We believe this measure is useful in illustrating the operating results of GAMCO Investors, Inc. (the “Company”) as management fee expense is based on pre-tax income before management fee expense, which includes non-operating items including investment gains and losses from the Company’s proprietary investment portfolio and interest expense.  The reconciliation of operating income before management fee expense to operating income is provided in Table VII.

C.
Operating income before management fee expense per share and other income, net per share are used by management for purposes of evaluating its business operations.  We believe this measure is useful in comparing the operating and non-operating results of the Company for the purposes of understanding the composition of net income per fully diluted share.  The reconciliation of operating income before management fee expense per share and other income, net per share to net income per fully diluted share, is provided below.

	2nd Quarter		YTD June
	2012	2011	2012	2011
Operating income before management fee	$32,982	$34,123	$64,178	$57,996
Management fee expense	(3,297)	(3,413)	(6,410)	(5,745)
Tax expense	(10,949)	(11,244)	(21,159)	(18,984)
Noncontrolling interest (expense)/income	77	194	185	445
Operating income (after management fee and taxes)	18,813	19,660	36,794	33,712
Per fully diluted share	$0.71	$0.73	$1.39	$1.25

Other income, net	$(6,818)	$2,127	$3,892	$9,936
Management fee expense	682	(213)	(389)	(994)
Tax expense	2,263	(701)	(1,283)	(3,249)
Noncontrolling interest expense	165	(226)	(73)	(1,115)
Other income, net (after management fee and taxes)	$(3,708)	$987	$2,147	$4,578
Per fully diluted share	$(0.14)	$0.04	$0.08	$0.17

Net income per fully diluted share	$0.57	$0.77	$1.47	$1.42
Diluted weighted average shares outstanding	26,426	26,733	26,501	26,872

D.	Launch of new closed-end fund expense, net of management fee and tax benefit, per diluted share:

YTD June
(in thousands, except per share data)	2011
Launch of new closed-end fund expense	$5,562
Management fee and tax benefit	2,359
Net loss	$3,203

Launch of new closed-end fund expense per share	$0.12
Diluted weighted average shares outstanding	26,872

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

Our disclosure and analysis in this press release contain some forward-looking statements.  Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results.  Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, there can be no assurance that our actual results will not differ materially from what we expect or believe.  Some of the factors that could cause our actual results to differ from our expectations or beliefs include, without limitation: the adverse effect from a decline in the securities markets; a decline in the performance of our products; a general downturn in the economy; changes in government policy or regulation; changes in our ability to attract or retain key employees; and unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations.  We also direct your attention to any more specific discussions of risk contained in our Form 10-K and other public filings.  We are providing these statements as permitted by the Private Litigation Reform Act of 1995.  We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations or if we receive any additional information relating to the subject matters of our forward-looking statements.

The Company reported Assets Under Management as follows (in millions):

Table I: Fund Flows - 2nd Quarter 2012
				Closed-end Fund
		Market		distributions,
	March 31,	appreciation/	Net cash	net of	June 30,
	2012	(depreciation)	flows	reinvestments	2012
Equities:
Open-end Funds	$12,996	$(306)	$(194)	$-	$12,496
Closed-end Funds	6,067	(203)	105	(109)	5,860
Institutional & PWM - direct	12,031	(343)	(33)	-	11,655
Institutional & PWM - sub-advisory	2,924	(160)	24	-	2,788
Investment Partnerships	594	(5)	192	-	781
SICAV (a)	118	(1)	9	-	126
Total Equities	34,730	(1,018)	103	(109)	33,706
Fixed Income:
Money-Market Fund	1,922	-	(29)	-	1,893
Institutional & PWM	26	-	37	-	63
Total Fixed Income	1,948	-	8	-	1,956
Total Assets Under Management	$36,678	$(1,018)	$111	$(109)	$35,662

The Company reported Assets Under Management as follows (in millions):

Table II: Fund Flows - Six months ended June 30, 2012
				Closed-end Fund
		Market		distributions,
	December 31,	appreciation/	Net cash	net of	June 30,
	2011	(depreciation)	flows	reinvestments	2012
Equities:
Open-end Funds	$12,273	$552	$(329)	$-	$12,496
Closed-end Funds	5,799	133	145	(217)	5,860
Institutional & PWM - direct	10,853	540	262	-	11,655
Institutional & PWM - sub-advisory	2,600	92	96	-	2,788
Investment Partnerships	605	10	166	-	781
SICAV (a)	105	1	20	-	126
Total Equities	32,235	1,328	360	(217)	33,706
Fixed Income:
Money-Market Fund	1,824	-	69	-	1,893
Institutional & PWM	26	-	37	-	63
Total Fixed Income	1,850	-	106	-	1,956
Total Assets Under Management	$34,085	$1,328	$466	$(217)	$35,662

Table III: Assets Under Management
	June 30,	June 30,	%
	2011	2012	Inc.(Dec.)
Equities:
Open-end Funds	$12,912	$12,496	(3.2%)
Closed-end Funds	6,259	5,860	(6.4)
Institutional & PWM - direct	11,735	11,655	(0.7)
Institutional & PWM - sub-advisory	2,953	2,788	(5.6)
Investment Partnerships	609	781	28.2
SICAV (a)	-	126	n/m
Total Equities	34,468	33,706	(2.2)
Fixed Income:
Money-Market Fund	1,643	1,893	15.2
Institutional & PWM	26	63	142.3
Total Fixed Income	1,669	1,956	17.2
Total Assets Under Management	$36,137	$35,662	(1.3%)

Table IV: Assets Under Management by Quarter
						% Increase/
						(decrease) from
	6/11	9/11	12/11	3/12	6/12	6/11	3/12
Equities:
Open-end Funds	$12,912	$11,469	$12,273	$12,996	$12,496	(3.2%)	(3.8%)
Closed-end Funds	6,259	5,355	5,799	6,067	5,860	(6.4)	(3.4)
Institutional & PWM - direct	11,735	9,644	10,853	12,031	11,655	(0.7)	(3.1)
Institutional & PWM - sub-advisory	2,953	2,326	2,600	2,924	2,788	(5.6)	(4.7)
Investment Partnerships	609	627	605	594	781	28.2	31.5
SICAV (a)	-	-	105	118	126	n/m	6.8
Total Equities	34,468	29,421	32,235	34,730	33,706	(2.2)	(2.9)
Fixed Income:
Money-Market Fund	1,643	1,895	1,824	1,922	1,893	15.2	(1.5)
Institutional & PWM	26	26	26	26	63	142.3	142.3
Total Fixed Income	1,669	1,921	1,850	1,948	1,956	17.2	0.4
Total Assets Under Management	$36,137	$31,342	$34,085	$36,678	$35,662	(1.3%)	(2.8%)

(a) Includes $100 million, $102 million and $101 million of proprietary seed capital at December 31, 2011, March 31, 2012 and June 30, 2012, respectively.

Table V

GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	For the Three Months Ended June 30,
			% Inc.
	2012	2011	(Dec.)

Investment advisory and incentive fees	$67,210	$69,252	(2.9%)
Distribution fees and other income	11,006	11,588	(5.0)
Institutional research services	2,808	4,241	(33.8)
Total revenues	81,024	85,081	(4.8)

Compensation costs	32,921	34,365	(4.2)
Distribution costs	10,012	9,588	4.4
Other operating expenses	5,109	7,005	(27.1)
Total expenses	48,042	50,958	(5.7)

Operating income before management fee	32,982	34,123	(3.3)

Investment income/(loss)	(2,389)	5,530
Interest expense	(4,429)	(3,403)
Other income/(expense), net	(6,818)	2,127

Income before management fee and income taxes	26,164	36,250	(27.8)
Management fee expense	2,615	3,626
Income before income taxes	23,549	32,624	(27.8)
Income tax expense	8,686	11,945
Net income	14,863	20,679	(28.1)
Net income/(loss) attributable to noncontrolling interests	(242)	32
Net income attributable to GAMCO Investors, Inc.	$15,105	$20,647	(26.8)

Net income per share attributable to GAMCO Investors, Inc.:
Basic	$0.58	$0.77	(24.7)

Diluted	$0.57	$0.77	(26.0)

Weighted average shares outstanding:
Basic	26,258	26,665	(1.5)

Diluted	26,426	26,733	(1.1)

Actual shares outstanding (a)	26,631	26,790	(0.6%)

Notes:
(a) Includes 373,500 and 289,800 of RSAs, respectively.
See GAAP to non-GAAP reconciliation on page 15.

Table VI

GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	For the Six Months Ended June 30,
				% Inc.
	2012	2011		(Dec.)

Investment advisory and incentive fees	$134,993	$132,163		2.1%
Distribution fees and other income	22,629	21,933		3.2
Institutional research services	5,151	7,890		(34.7)
Total revenues	162,773	161,986		0.5

Compensation costs	67,475	67,782		(0.5)
Distribution costs	20,189	23,017		(12.3)
Other operating expenses	10,931	13,191		(17.1)
Total expenses	98,595	103,990	(a)	(5.2)

Operating income before management fee	64,178	57,996		10.7

Investment income	12,725	16,206
Interest expense	(8,833)	(6,270)
Other income/(expense), net	3,892	9,936

Income before management fee and income taxes	68,070	67,932		0.2
Management fee expense	6,799	6,739
Income before income taxes	61,271	61,193		0.1
Income tax expense	22,442	22,233
Net income	38,829	38,960		(0.3)
Net income/(loss) attributable to noncontrolling interests	(112)	670
Net income attributable to GAMCO Investors, Inc.	$38,941	$38,290		1.7

Net income per share attributable to GAMCO Investors, Inc.:
Basic	$1.48	$1.43		3.5

Diluted	$1.47	$1.42		3.5

Weighted average shares outstanding:
Basic	26,338	26,783		(1.7)

Diluted	26,501	26,872		(1.4)

Actual shares outstanding (b)	26,631	26,790		(0.6%)

Notes:
(a) Includes $0.4 million in compensation, $4.7 million in distribution costs and $0.5 million in other operating expenses directly related to the launch of a new closed-end fund.
(b) Includes 373,500 and 289,800 of RSAs, respectively.
See GAAP to non-GAAP reconciliation on page 15.

Table VII
GAMCO INVESTORS, INC.
UNAUDITED QUARTERLY CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	2012			2011
	1st	2nd	YTD	1st		2nd	YTD	3rd	4th
	Quarter	Quarter	2012	Quarter		Quarter	2011	Quarter	Quarter	Full Year
Income Statement Data:

Revenues	$81,749	$81,024	$162,773	$76,905		$85,081	$161,986	$80,151	$84,991	$327,128

Expenses	50,553	48,042	98,595	53,032	(a)	50,958	103,990	48,103	49,471	201,564

Operating income before
management fee	31,196	32,982	64,178	23,873		34,123	57,996	32,048	35,520	125,564

Investment income/(loss)	15,114	(2,389)	12,725	10,676		5,530	16,206	(14,329)	10,268	12,145
Interest expense	(4,404)	(4,429)	(8,833)	(2,867)		(3,403)	(6,270)	(4,418)	(4,309)	(14,997)
Other income/(expense), net	10,710	(6,818)	3,892	7,809		2,127	9,936	(18,747)	5,959	(2,852)

Income before management
fee and income taxes	41,906	26,164	68,070	31,682		36,250	67,932	13,301	41,479	122,712
Management fee expense	4,184	2,615	6,799	3,113		3,626	6,739	1,387	4,144	12,270
Income before income taxes	37,722	23,549	61,271	28,569		32,624	61,193	11,914	37,335	110,442
Income tax expense	13,756	8,686	22,442	10,288		11,945	22,233	4,745	13,789	40,767
Net income	23,966	14,863	38,829	18,281		20,679	38,960	7,169	23,546	69,675
Net income/(loss) attributable
to noncontrolling interests	130	(242)	(112)	638		32	670	(530)	(147)	(7)
Net income attributable to
GAMCO Investors, Inc.	$23,836	$15,105	$38,941	$17,643		$20,647	$38,290	$7,699	$23,693	$69,682

Net income per share
attributable to GAMCO
Investors, Inc.:
Basic	$0.90	$0.58	$1.48	$0.66		$0.77	$1.43	$0.29	$0.89	$2.62

Diluted	$0.90	$0.57	$1.47	$0.65		$0.77	$1.42	$0.29	$0.89	$2.61

Weighted average shares outstanding:
Basic	26,415	26,258	26,338	26,901		26,665	26,783	26,496	26,488	26,636

Diluted	26,533	26,426	26,501	27,008		26,733	26,872	26,576	26,584	26,724
Reconciliation of non-GAAP
financial measures to GAAP:
Operating income before
management fee	$31,196	$32,982	$64,178	$23,873		$34,123	$57,996	$32,048	$35,520	$125,564
Deduct: management fee expense	4,184	2,615	6,799	3,113		3,626	6,739	1,387	4,144	12,270
Operating income	$27,012	$30,367	$57,379	$20,760		$30,497	$51,257	$30,661	$31,376	$113,294

Operating margin before
management fee	38.2%	40.7%	39.4%	31.0%		40.1%	35.8%	40.0%	41.8%	38.4%
Operating margin after
management fee	33.0%	37.5%	35.3%	27.0%		35.8%	31.6%	38.3%	36.9%	34.6%

(a) Includes $5.6 million in expenses directly related to the launch of a new closed-end fund.

Table VIII
GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per share data)

	June 30,		December 31,	June 30,
	2012		2011	2011

ASSETS

Cash and cash equivalents	$324,440	(b)	$276,340	$260,839
Investments (a)	411,310		398,440	461,903
Receivable from brokers	41,513		20,913	35,968
Other receivables	32,847		43,424	34,180
Income tax receivable	402		39	238
Other assets	16,218		17,593	17,530

Total assets	$826,730		$756,749	$810,658

LIABILITIES AND EQUITY

Payable to brokers	$20,113		$10,770	$2,950
Income taxes payable and deferred tax liabilities	12,846		15,296	21,622
Compensation payable	28,985		17,695	29,484
Securities sold short, not yet purchased	7,010		5,488	10,244
Accrued expenses and other liabilities	36,006		30,899	41,224
Sub-total	104,960		80,148	105,524

5.5% Senior notes (due May 15, 2013)	99,000		99,000	99,000
5.875% Senior notes (due June 1, 2021)	100,000		100,000	100,000
0% Subordinated Debentures (due December 31, 2015)	66,598	(b)	64,119	61,814
Total debt	265,598		263,119	260,814
Total liabilities	370,558		343,267	366,338

Redeemable noncontrolling interests	26,162		6,071	35,519

GAMCO Investors, Inc.'s stockholders' equity	426,659		403,972	405,132
Noncontrolling interests	3,351		3,439	3,669
Total equity	430,010		407,411	408,801

Total liabilities and equity	$826,730		$756,749	$810,658

(a) Includes investments in sponsored registered investment companies of $59.6 million, $59.2 million and $64.9 million, respectively.
(b) The 0% Subordinated Debentures due December 31, 2015 have a face value of $86.3 million at June 30, 2012,
$86.3 million at December 31, 2011 and $86.4 million at June 30, 2011. On July 9, 2012, we completed the purchase of $64.1 million face value of Debentures (accreted value of $49.5 million) for a total cash consideration of $55.8 million.

GABELLI/GAMCO FUNDS		Gabelli/GAMCO Funds Lipper Rankings as of June 30, 2012
		1 Yr - 6/30/11-6/30/12		3 Yrs - 6/30/09-6/30/12		5 Yrs - 6/30/07-6/30/12		10 Yrs - 6/30/02-6/30/12
		Percentile	Rank /	Percentile	Rank /	Percentile	Rank /	Percentile	Rank /
Fund Name	Lipper Category	Rank	Total Funds	Rank	Total Funds	Rank	Total Funds	Rank	Total Funds
Gabelli Asset; AAA	Multi-Cap Core Funds	48	348/724	14	84/632	12	62/545	9	26/292
Gabelli Value Fund; A	Multi-Cap Core Funds	58	416/724	2	12/632	26	138/545	17	47/292
Gabelli SRI; AAA	Global Small/Mid-Cap Funds	72	63/87	74	58/78	8	5/66	-	-
Gabelli Eq:Eq Inc; AAA	Equity Income Funds	74	218/296	37	90/248	34	71/214	12	12/105
GAMCO Growth; AAA	Large-Cap Core Funds	41	423/1,042	77	720/941	42	335/807	58	315/550
Gabelli Eq:SC Gro; AAA	Small-Cap Core Funds	60	409/681	66	403/613	15	76/519	11	32/300
Gabelli Focus Five Fund;AAA	Small-Cap Core Funds	58	389/681	74	451/613	36	183/519	-	-
GAMCO Gl:Oppty; AAA	Global Large-Cap Growth	76	84/110	57	50/87	55	40/72	32	16/49
GAMCO Gl:Growth; AAA	Global Large-Cap Growth	19	20/110	20	17/87	25	18/72	22	11/49
Gabelli Gold; AAA	Precious Metal Funds	10	7/74	45	27/59	34	17/50	37	13/35
GAMCO Intl Gro; AAA	International Large-Cap Growth	21	45/219	4	8/207	23	40/179	39	46/118
Gabelli Dividend Growth Fund; AAA	Large-Cap Core Funds	64	660/1,042	82	771/941	58	464/807	3	15/550
Gabelli Inv:ABC; AAA	Specialty Diversified Equity Funds	35	16/46	54	17/31	38	10/26	10	1/9
GAMCO Mathers; AAA	Specialty Diversified Equity Funds	71	33/46	72	23/31	71	19/26	30	3/9
Comstock Cap Val; A	Specialty Diversified Equity Funds	81	38/46	91	29/31	86	23/26	70	7/9
GAMCO Gl:Telecom; AAA	Telecommunications Funds	75	30/39	75	26/34	52	14/26	27	5/18
GAMCO Gl:Vertumnus; AAA	Convertible Securities Funds	52	37/71	66	36/54	95	37/38	91	29/31
Gabelli Utilities; AAA	Utility Funds	66	49/74	73	49/67	13	8/62	75	32/42
787:Gabelli Merg&Acq; A	Mid-Cap Core Funds	15	45/309	98	275/280	60	137/230	94	150/160
Gabelli Capital Asset Fund	Distributed through Insurance Channel	46	137/295	4	11/282	27	67/247	11	16/147
% of funds in top half		40.0%		35.0%		65.0%		72.2%

Data presented reflects past performance, which is no guarantee of future results. Strong rankings are not indicative of positive fund performance. Absolute performance for some funds was negative for certain periods. Other share classes are available which may have different performance characteristics.

Lipper, a wholly-owned subsidiary of Reuters, provides independent insight on global collective investments including mutual funds, retirement funds, hedge funds, fund fees and expenses to the asset management and media communities. Lipper ranks the performance of mutual funds within a classification of funds that have similar investment objectives.
Rankings are historical with capital gains and dividends reinvested and do not include the effect of loads. If an expense waiver was in effect, it may have had a material effect on the total return or yield for the period.
Relative long-term investment performance remained strong with approximately 40%, 35%, 65% and 72% of firmwide mutual funds in the top half of their Lipper categories on a one-, three-, five-, and ten-year total-return basis, respectively, as of June 30, 2012.

Investors should carefully consider the investment objective, risks, charges, and expenses of each fund before investing. Each fund's prospectus contains information about these and other matters and should be read carefully before investing. Each fund’s share price will fluctuate with changes in the market value of the fund’s portfolio securities. Stocks are subject to market, economic and business risks that cause their prices to fluctuate. When you sell fund shares, they may be worth less than what you paid for them.
Consequently, you can lose money by investing in a fund. You can obtain a prospectus by calling 800-GABELLI (422-3554), online at www.gabelli.com, or from your financial advisor. Distributed by G.distributors, LLC., One Corporate Center, Rye New York, 10580. Other share classes are available that have different performance characteristics.

The inception date for the Gabelli SRI Green Fund was June 1, 2007. The inception date for the Gabelli Focus Five Fund was December 31, 2002.